Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Extra Space Management, Inc. 401(k) Plan
Salt Lake City, Utah
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-157559) of Extra Space Storage, Inc. of our report dated June 27, 2024, relating to the financial statements and supplemental schedule of Extra Space Management, Inc. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ Tanner LLC
Salt Lake City, Utah

June 27, 2024